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                                                                    EXHIBIT 23.2


                        Consent of Independent Auditors
                        -------------------------------


We consent to the use of our report dated August 19, 1996, with respect to the combined financial statements of Allied Environmental Services, Inc., Allied Mid Atlantic Inc., Allied Waste Management, Inc., & Allied Environmental Services West, Inc.. Included in the Current Report on Form 8-K/A of Eastern Environmental Services, Inc. dated July 2, 1996.


Great Neck, N.Y.
September 16, 1996
                                                        B.J. Klinger & Co., P.C.